UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 16, 2010

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	000-25705	98-0110412
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 266-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2010, GSI Group Inc. (the “Company”) announced that it will appoint John Roush as its Chief Executive Officer, effective on the earliest of (i) the first business day following the date on which the Company becomes current in its reporting obligations under the Securities Exchange Act of 1934, as amended, (ii) a date elected by Mr. Roush in a written notice to the Company providing that he elects to commence his services as Chief Executive Officer of the Company on such date (and which date must be on or following the date such written notice is provided), or (iii) February 1, 2011 (the “CEO Date”). Between December 15, 2010, or such earlier date as Mr. Roush may elect (the “Effective Date”) and the CEO Date (the “Transition Period”), Mr. Roush will serve the Company in an advisory capacity. Mr. Roush will succeed Michael E. Katzenstein, who has served as the Company’s interim principal executive officer since May 2010. Mr. Roush holds a Bachelor of Science degree in electrical engineering from Tufts University and a Master of Business Administration from Harvard Business School.

Mr. Roush, age 45, joins the Company after a 12-year career with PerkinElmer, Inc., a provider of technology and services to the diagnostics, research, environmental, safety and security, industrial and laboratory services markets, where he was a corporate officer and served in several senior leadership positions. Since 2009, Mr. Roush has been serving as president of PerkinElmer’s Environmental Health business. From 2004 to 2009, Mr. Roush led PerkinElmer’s Optoelectronics business unit, which supplies specialty photonics products to biomedical and industrial OEMs. From 1999 to 2004, Mr. Roush served in various general management roles within the Optoelectronics business unit. Prior to joining PerkinElmer, Mr. Roush held management positions with Outboard Marine Corporation, AlliedSignal, Inc., now Honeywell International, McKinsey & Company Inc. and General Electric.

On November 16, 2010, the Company and Mr. Roush entered into an employment agreement (the “Employment Agreement”) providing for the employment of Mr. Roush in an advisory capacity during the Transition Period and as the Company’s Chief Executive Officer on and after the CEO Date for an initial term of three years from the Effective Date (the “Initial Term”). The Initial Term of Mr. Roush’s employment will automatically be extended for successive one-year periods unless either the Company or Mr. Roush gives 90-days notice of non-extension to the other party (the Initial Term and any such successive one-year periods, collectively, the “Term”). Mr. Roush will receive an initial base salary of $500,000 per year, subject to review and upward adjustment by the Company’s Board of Directors (the “Board”) in its sole discretion. In addition, on the Effective Date the Company will pay Mr. Roush a one-time cash payment of up to $176,375. The Company will also grant Mr. Roush 1,000,000 restricted stock units on the first business day following the date on which a Form S-8 registering the shares reserved for issuance under the GSI Group Inc. 2010 Incentive Award Plan is filed with the Securities and Exchange Commission (the “Sign-On RSUs”). The Sign-On RSUs will vest in substantially equal installments over three years from the Effective Date and will become fully vested immediately prior to a Change in Control (as defined in the Employment Agreement). During the period beginning on the Effective Date and ending immediately prior to the grant of the Sign-On RSUs, Mr. Roush may, under certain circumstances, be entitled to receive a one-time lump sum cash payment equal to the fair market value of 1,000,000 shares of the Company’s common stock in lieu of the Sign-On RSUs.

Beginning with respect to 2011, Mr. Roush will be eligible to receive an annual performance-based cash bonus of 85% of his annual base salary (the “Target Bonus”) payable upon the attainment of individual and Company performance goals established by the Board in consultation with Mr. Roush, which the Board may increase at its discretion should such performance goals be exceeded. With respect to 2011, Mr. Roush will receive a minimum cash bonus equal to 80% of the Target Bonus even if his individual and/or the Company performance goals are not attained.

In March 2011, the Company will grant Mr. Roush the 2011 annual equity compensation award in the form of 400,000 restricted stock units (the “2011 RSUs”), which will vest in substantially equal installments over three years from the date of grant and will become fully vested immediately prior to a

Change in Control. Beginning in 2012, Mr. Roush will be granted an annual equity compensation award equal to 200% of his annual base salary in each applicable year of the Term (collectively, the “Annual Equity Awards”).

If Mr. Roush’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or by Mr. Roush for Good Reason (as defined in the Employment Agreement), then the Company will (i) continue to pay the annual base salary for 18 months in accordance with the Company’s regular payroll practices; provided that if such termination occurs within 12 months after a Change in Control, then, in lieu of the foregoing annual base salary payments, the Company will pay Mr. Roush a lump sum equal to 200% of his annual base salary, (ii) pay Mr. Roush a pro rata portion of any performance-based cash bonus to which he would have been entitled had he remained employed by the Company, (iii) cause any unvested Sign-On RSUs to be become vested, the pro rata portion of the 2011 RSUs and any Annual Equity Awards subject to service-based vesting to become vested, and the pro rata portion of any Annual Equity Awards subject to performance-based vesting to which he would have been entitled based on actual performance to become vested; provided that if such termination occurs (x) while Mr. Roush is unable to engage in substantial gainful activity that may reasonably be expected to result in Disability (as defined in the Employment Agreement), then the Company will cause the Sign-On RSUs, the 2011 RSUs, and all Annual Equity Awards subject to service-based vesting to be fully vested and all Annual Equity Awards subject to performance-based vesting to continue to be eligible to become vested in accordance with their terms based on actual performance, and (y) within 12 months after a Change in Control, then the Company will cause all unvested equity awards held by Mr. Roush to become vested, deeming for purposes of awards subject to performance-based vesting that the Company will attain “target” performance levels.

If Mr. Roush’s employment is terminated due to death or by the Company due to Disability, then the Company will (i) pay Mr. Roush a pro rata portion of any performance-based cash bonus to which he would have been entitled had he remained employed by the Company, and (ii) cause any unvested Sign-On RSUs, 2011 RSUs and Annual Equity Awards subject to service-based vesting to become fully vested, and (iii) cause all Annual Equity Awards subject to performance-based vesting to continue to be eligible to become vested in accordance with their terms based on actual performance.

The Company (and a wholly-owned subsidiary thereof) have each also entered into an indemnification agreement with Mr. Roush, both of which are attached as Exhibits A and B to the Employment Agreement.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

10.1	Employment Agreement, dated as of November 16, 2010, between GSI Group Inc. and John Roush.

99.1	Press Release dated as of November 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Group Inc.
(Registrant)

Date: November 17, 2010	By:	/S/ MICHAEL E. KATZENSTEIN
Michael E. Katzenstein
Principal Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement, dated as of November 16, 2010, between GSI Group Inc. and John Roush.

99.1	Press Release dated as of November 17, 2010.

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